SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                December 31, 1999
                Date of Report (Date of earliest event reported)




                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

        1-12108                                              87-0444770

(Commission File Number)                                   (IRS Employer
                                                       Identification Number)


         397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (281) 820-1919

ITEM 2.  ACQUISITION OF ASSETS

     Effective December 31, 1999, GulfWest Oil Company ("GulfWest" or the "Company") purchased from Pozo Resources, Inc. ("Pozo") all of Pozo's interests in oil and gas leases, wells and equipment in Adams, Arapaho Elbert and Weld Counties, Colorado, and Gregg and Palo Pinto Counties, Texas. Pursuant to a purchase and sale agreement, GulfWest assumed $6.5 million of long-term debt and issued Pozo $4 million of GulfWest Preferred Stock, par value $.01 and liquidation value $500 per share, convertible after 3 years to 500,000 shares of GulfWest Common Stock for a total purchase price of $10.5 million.

     Pozo's interests in the properties average 73% working interest and 55% net revenue interest. The properties have proved natural gas (70%) and oil (30%) reserves estimated at 14.6 billion cubic feet of natural gas equivalent, net to the acquired interests. The leases include 54 producing wells and an estimated 50,000 acres for development with 15 drilling locations and 12 workover locations currently identified.

     Management of the Company negotiated the purchase price based upon a report provided by an independent engineering firm.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)      Financial Statements of Businesses Acquired

               It is impracticable to provide the required financial statements at this time. Such statements will be filed under cover of Form 8 no later than March 10, 2000.



     (b)      Pro Forma Financial Information

               Pro forma information will also be filed under cover of Form 8 no later than March 10, 2000.

     (c)      Exhibits

                2.1 Purchase and Sale Agreement by and between Pozo Resources, Inc. and GulfWest Oil Company,dated December 31, 1999.

                                                                   Exhibit 2.1

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE Agreement ("Agreement") is entered into and is to be effective the 31st day of December, 1999, between POZO RESOURCES, INC., a Texas corporation, with offices located at 952 Echo Lane, Suite 335, Houston, Texas, 77024, herein referred to as "SELLER" and GULFWEST OIL COMPANY, a Texas corporation, or a wholly owned subsidiary, with offices located at 397 N. Sam Houston Pkwy. East, Suite 375, Houston, Texas 77060, herein referred to as "PURCHASER", with SELLER and PURCHASER being sometimes collectively referred to herein as the "PARTIES" or individually as a "PARTY".

                                    RECITALS:

     A. SELLER owns the properties described and defined in Exhibit "A", attached hereto and hereinafter referred to as the "Property".

     B. The PARTIES hereto have agreed that subject to the exclusions and conditions set forth herein and in the Assignment, and upon approval by the Board of Directors of the PARTIES, SELLER shall sell and convey, and PURCHASER shall purchase and receive, all of SELLER's right, title and interest in and to the Property.

                                  WITNESSETH:

     IN CONSIDERATION OF the covenants, obligations, and agreements of the PARTIES set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES, for themselves and their respective successors and assigns, covenant, and agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF INTERESTS

Section 1.01.         Agreement to Sell; Purchase Price.

     Subject to the terms and conditions of this Agreement, SELLER shall sell and convey, and PURCHASER shall purchase and receive all of SELLER's interests in and to the oil, gas and mineral leases, wells, and related equipment as set out and described in Exhibit "A", attached hereto and made a part hereof for all purposes, for the total purchase price of $10,500,000.00. This total purchase price will consist of $6,500,000.00 of debt (comprised of the assumption of a $6,257,403.30 mortgage note payable to Compass Bank and the balance of $242,596.70 payable to Pozo Resources, Inc.) and $4,000,000 of GulfWest Convertible Preferred Stock (8,000 shares with a par value of $.01 and a liquidation value of $500.00 per share). The Preferred Stock will be convertible to 500,000 shares of GulfWest Common Stock based upon the aggregate liquidation value of the Preferred Stock of $4,000,000.00 divided by $8.00 per share of Common Stock.

Section 1.02.         Conveyance and Reservation of Title.

     The Property shall be assigned and conveyed by SELLER to PURCHASER by delivery of an Assignment (the "Assignment") in the form set forth in Exhibit B, attached hereto and made a part hereof for all purposes, which assignment shall be effective December 31, 1999, (the "Effective Date").

Section 1.03.         Ownership of Properties.

     SELLER shall be entitled to all rights of ownership in the Property (and shall be subject to the duties and liabilities of such ownership) attributable to the Property prior to the Effective Date of this Agreement. PURCHASER shall be entitled to all rights of ownership in the Property (and shall be subject to the duties and liabilities of such ownership) attributable to the Property from and after the Effective Date, including oil in the tanks at 11:59 P.M. local time on the Effective Date.

                                   ARTICLE II
                                  TITLE MATTERS

Section 2.01.         Assignment of Properties.

     The Assignment shall be made and evidenced by delivery to PURCHASER of duly executed and acknowledged Assignment which shall be in such form as to permit their recordation in the appropriate county. Except as otherwise provided herein, title to SELLER's interest in and to the oil and gas leases, wells and surface equipment located thereon which are described in Exhibit "A" and other exhibits to this Agreement are to be conveyed by SELLER with warranty of title and special warranty covenants, and indemnities expressly agreed to as set forth herein, to PURCHASER against all persons whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under it, but not otherwise.

     The Working Interest to be conveyed shall not be greater than nor the Net Revenue Interest to be conveyed less than as described in Exhibit "A". If differences exist, PURCHASER shall proportionately reduce the Purchase Price based upon the allocated value of the Net Revenue Interest actually conveyed by SELLER.

Section 2.02.         Assignment of Personal Property.

     The sale of the Personal Property (as such term is defined in the Assignment) is to be made without warranty, except for the special warranties, covenants, and representations expressly agreed to by SELLER and PURCHASER herein. Notwithstanding the above, SELLER represents that all equipment conveyed and transferred pursuant to this Agreement shall be in good working order.

Section 2.03.         Indemnity.

     (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set out below:

     (i) "Claims" means any and all claims, costs, losses, damages and expenses of any nature whatever, including without limitation, any and all pending, asserted, threatened, and/or final claims, demands, suits or actions (including without limitation any and all state, federal, and/or municipal, judgment, and/or other suits, hearings, and/or actions, and any appeals therefrom, and any rehearings, trials de nova, and/or new trials in whole or in part thereof), judgments, orders, rulings, decrees, awards, costs, expenses, attorneys' fees, court costs, costs and fees of witnesses of any type, costs of investigation, settlements, causes of action, costs of discovery and depositions, costs of any bonds (to the extent required under applicable rules and law governing the filing and/or appeal of any suit or action, or to the extent necessary to release a lien or garnishment on, or sequestration on any Property), and any civil and/or criminal penalties or assessments.

     (ii) "Covered Events" means any and all Claims which arise out of or in connection with, or are occasioned directly or indirectly by (a) the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of the Property assigned and/or sold under this Agreement, (b) any injuries to persons or damages to or loss of Property in connection with the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of the Property assigned and/or sold under this Agreement, (c) the violation or non-compliance with any applicable laws, rules, orders, and/or regulations (including without limitation, those relating to the environment) relating to the use, ownership, operation, maintenance, repair, handling, resale, occupancy, disposal, and/or abandonment of the Property assigned and/or sold hereunder, and/or (d) the breach by any PARTY of the covenants, obligations, and/or warranties of such PARTY under this Agreement or the documents and instruments required to be delivered upon the Closing, or under the leases, unit agreements, operating agreements, permits, easements, rights-of-way, licenses, surface leases, gas contracts, processing agreements, and other contracts and agreements to which all or any part of the Property may be subject or to which such PARTY may be bound.


Section 2.04.   Indemnity by SELLER.

     SELLER covenants and agrees to, and shall, indemnify, defend, and hold PURCHASER (and its successors, assigns, attorneys, representatives, agents, officers, and employees) harmless from and against any and all Covered Events arising before the Effective Date. For purposes of the preceding sentence, a Covered Event "arises" on the date when the first fact, condition, conduct, act, or omission constituting the basis for such Covered Event occurred or took place, rather than upon the date on which a Claim respecting such Covered Event was asserted or became payable.

Section 2.05. Liens and Encumbrances.

     As of the Closing Date, SELLER represents that the Property is free and clear of all liens, encumbrances, and defects other than the first mortgage at Compass Bank as previously communicated by SELLER to PURCHASER.

Section 2.06.   Preferential Rights.

     SELLER shall obtain and deliver to PURCHASER no later than 15 days before the Closing Date, waivers of all preferential rights to purchase all or any part of the Property, if any, and all consents of third parties, if any, necessary to complete the contemplated transfer of the Property.

Section 2.07.   Title Defects.

     As a condition precedent to PURCHASER's obligation to purchase under this Agreement, title to the Property shall, as of the Closing Date, be good and marketable, and free and clear of any and all title defects, mortgages (except as expressly noted in Section 2.05), liens, security interests, encumbrances, encroachments, claims or requirements ("title defects") prior to the Closing Date as hereinafter defined in Section 6.01.


                                   ARTICLE III

                         ACCESS TO DATA AND INFORMATION

Section 3.01.         Access of PURCHASER.

     As a public company, PURCHASER has a reporting requirement to the Securities and Exchange Commission ("SEC") based upon the accounting data for the Property for the two (2) calendar years prior to the Closing Date. Upon the request of PURCHASER, SELLER shall provide PURCHASER this required information before the Closing Date. SELLER shall continue to provide PURCHASER full access to SELLER's books, records, files, and other pertinent data relating to the Property, including the aforementioned accounting data, and shall make available to PURCHASER all documents, data, and information whatsoever relating to the Property, including, without limitation, all books, records, files, reports, studies, logs, summaries, and other data and information in the possession of SELLER. To the extent SELLER does not have possession of any of the documents, instruments, data, or information needed by PURCHASER, SELLER shall use its best efforts to obtain same from any operator or other person(s) in possession thereof.

Section 3.02.         Third Party Reserve Report.

     The PURCHASER is required to have a third party engineering and evaluation report prepared using SEC guidelines. It is necessary as a condition of Closing that this report reflect the proven reserves, Net Revenue Interest, and economic value as set forth in Exhibit "B", which report must be approved by PURCHASER in its sole discretion. PURCHASER will be responsible for all costs of this report. PURCHASER prior to the Closing Date shall obtain this report. SELLER shall make every effort to assist PURCHASER in the compilation of data used for this report.

                                   ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

Section 4.01.   Representations, Warranties and Additional Covenants of SELLER.

     SELLER represents, warrants, and covenants to and for the benefit of PURCHASER that:

     (a) This Agreement has been duly executed and delivered on its behalf and constitutes the binding and legal obligation of SELLER, and at the Closing Date all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and shall constitute the binding legal obligation of SELLER.

     (b) No suit, action, other proceeding, or claim is, or at and as of the Closing Date shall be, pending, asserted, anticipated, or threatened before any court, arbitrator, or governmental agency seeking to restrain or prohibit or declare illegal, or seeking damages in connection with or related in any manner regarding the Property.

     (c) SELLER will have on both the Effective Date and Closing Date a good and legal right to sell and convey the Property to PURCHASER; further SELLER is in good standing with all government agencies with jurisdiction over the Property.

     (d) All due and payable taxes and assessments (including applicable penalties and interest based upon or measured by the ownership of Property or the production of hydrocarbons or the receipt of proceeds therefrom) will have been paid in full on the Closing Date.

     (e) SELLER is not required to deliver oil or gas at some future time without receiving full payment therefore. No person or entity shall have any call upon, option to purchase or similar rights with respect to any portion of the production from the Property.

     (f) From the date hereof until the Closing Date, SELLER will not enter into any new agreements or commitments with respect to the Property, will not incur any obligations or liabilities other than for normal operating expenses with respect to the Property, will not abandon, or consent to abandonment of, any producing or shut-in well located on the Property nor release or abandon all or any portion of any of the Property, will not modify or terminate any of the agreements, licenses, leases, or permits relating to the Property, and will not encumber, sell or otherwise dispose of the Property other than personal property which is replaced by equivalent property or consumed in the ordinary course of operation of the Property.

     (g) To the best of SELLER's knowledge, all valid laws, regulations and orders of all governmental entities or persons having jurisdiction over the Property will have been complied with prior to the Closing Date to the satisfaction of PURCHASER.

     (h) To the best of SELLER's knowledge and belief it has made available to PURCHASER for inspection and copying copies of all contracts and agreements in its possession affecting or pertaining to the Property.

     (i) Since the Effective Date through the Closing Date, SELLER has paid or caused to be paid all debts and liabilities of any character incurred in the operation, maintenance, and development of the Property. SELLER has caused all rentals, royalties, and other payments payable under the leases, surface leases, and other contracts and agreements pertaining to the Property to be properly and timely paid.

     (j) From the Effective Date until the Closing Date, SELLER represents to PURCHASER that it shall operate the Property as a prudent operator and shall take no action, which would reduce or otherwise diminish the market value of the Property.




Section 4.02.         PURCHASER's Representations and Warranties.

PURCHASER represents to and for the benefit of SELLER that:

     (a) the execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of PURCHASER.

     (b) this Agreement has been duly executed and delivered on behalf of PURCHASER, and on the Closing Date all documents and instruments required to be executed and delivered hereunder by PURCHASER shall have been duly executed and delivered.

Section 4.03.         Confidentiality.

     After the Closing Date, SELLER shall maintain confidentiality regarding this Agreement and shall not disclose, other than to its employees, directors, shareholders, affiliates, attorneys, agents, consultants, financial institutions, and as required by court order, applicable law or regulations, or for purposes of the preparation of SELLER's tax returns, information regarding the foregoing except for announcements of the fact of sale and the PURCHASER thereof (but not specific details on the terms of such sale), or except with the prior written consent of PURCHASER, which consent shall not be unreasonably withheld.

Section 4.04. Warranties and Representations at Closing.

     Except or otherwise provided for in Section 9.06, SELLER and PURCHASER represent and warrant for a period from the Closing Date through the expiration of forty eight (48) calendar months thereafter, the representations and warranties of the PARTIES contained in Sections 4.01 and 4.02 were true at and as of the Closing Date.


                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE CLOSING

Section 5.01.  Conditions Precedent to SELLER's Obligation to Close.

     SELLER shall be obligated to consummate the sale of the Property on the Closing Date provided the following conditions precedent have been satisfied, or if not satisfied, have been waived in writing by SELLER:

     (a) All representations and warranties of PURCHASER contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

     (b) PURCHASER in all material respects shall have complied with this Agreement on or prior to the Closing Date.

Section 5.02.  Conditions Precedent to PURCHASER's Obligation to Close.

     PURCHASER shall be obligated to consummate the purchase of the Property as contemplated by this Agreement on the Closing Date, provided the following conditions precedent shall have been satisfied, or, if not satisfied, shall have been waived in writing by PURCHASER:

     (a) All representations and warranties of SELLER contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

     (b) SELLER in all material respects shall be in compliance with the terms and provisions of this Agreement as of the Closing Date.

     (c) The conveyance of the Property from SELLER to PURCHASER will not violate any laws or Agreements applicable to or affecting the Property; and PURCHASER, upon consummation of the purchase of the Property will succeed to the interest of SELLER in and to the Property.

     (d) From the Effective Date through the Closing Date there shall have been no material and adverse change in the condition or market value of the Property.

     (e) SELLER has obtained and demonstrated satisfactorily to PURCHASER, in its sole discretion, the release price and terms and conditions for the release from any indebtedness secured by the Property.


                                   ARTICLE VI
                                     Closing

Section 6.01.   Closing.

     The purchase and sale of the Property shall be consummated (hereinafter referred to either as the "Closing" or "Closing Date") upon obtaining the required approvals, if any, of Compass Bank and completion of the actions below. At the Closing, the following shall occur:

     (a) SELLER shall execute, acknowledge, and deliver to PURCHASER three (3) original Assignments in proper and recordable form.

     (b) SELLER shall deliver to PURCHASER evidence satisfactory to PURCHASER's attorneys that all title defects identified by PURCHASER and its attorneys or SELLER and its attorneys or other third persons, have been cured, or provision for their cure satisfactory to PURCHASER has been made.

     (c) SELLER  shall  deliver to PURCHASER  the  originals of all oil, gas and mineral leases and well files, surface leases, documents, agreements, instruments, contracts, unit agreements, data, and information respecting the Property which are required to be made available to PURCHASER under other provisions of this Agreement.

     (d) SELLER and PURCHASER shall deliver to the other duly executed, acknowledged, sworn, and/or certified originals of the following:

          (i) Consents and resolutions of their respective Boards of Directors, dated as of the Closing Date, authorizing each PARTY's officers to enter into and consummate this Agreement.

          (ii) A certificate from the corporate secretary of each PARTY dated as of the Closing Date certifying the authority and signatures of the officers empowered to execute this Agreement and related documents and instruments, and certifying that the articles of incorporation and by-laws attached to such certificates are true and correct and that there exist no amendments thereto except as attached, and certifying this Agreement and related documents and instruments to constitute the binding and legal obligation of such PARTY.

         (iii)A copy of the articles of incorporation or organization and amendments thereto of each PARTY certified by the Secretary of State of the State in which each PARTY is incorporated on the Closing Date.

          (iv) Certificates of existence and good standing from the Secretary of State of each State in which each PARTY is incorporated, on the Closing Date.


     (e) At the Closing, and thereafter as may be necessary, the PARTIES hereto shall execute, acknowledge and deliver such other instruments and shall take such other action as may be necessary to carry out their respective obligations under this Agreement. Simultaneously with the consummation of this transaction, SELLER shall deliver to PURCHASER full possession of the Property.

Section 6.02.   Letters in Lieu.

     At the Closing, SELLER and PURCHASER shall each execute and deliver to the other documents necessary or appropriate to effect a change in ownership, including Letters in Lieu of Division Orders in a form satisfactory to SELLER and PURCHASER which shall identify the Property by the appropriate well, lease, tract, or property numbers used by the purchaser of production to identify the Property, and will cause the same to be delivered to each purchaser of production from the Property, instructing such purchaser to make all future payments directly to PURCHASER or its designated agent.


                                   ARTICLE VII

                                   TERMINATION

     In the event the purchase and sale is not consummated and/or this Agreement is terminated in accordance with its terms prior to Closing, PURCHASER shall return all books, records, maps, files, papers, and other Property in PURCHASER's possession relating to the Property belonging to SELLER.

                                  ARTICLE VIII

                            ENVIRONMENTAL PROTECTION

Section 8.01          Permits, Licenses & Notices.

     SELLER has obtained all environmental permits, licenses and other authorizations required by federal, state and other governmental bodies to conduct oil and gas operations, including waste disposal. Further, SELLER has filed all notices required by such governmental bodies to dispose of any oil and gas wastes and other hazardous wastes produced from the PROPERTY.

Section 8.02          Environmental Liability.

     SELLER shall be solely responsible for compliance with all environmental laws and regulations pertaining to oil and gas operations conducted on the PROPERTY prior to the Closing Date. Any penalties assessed PURCHASER which are related to operations conducted on the PROPERTY prior to the Closing Date shall be paid by SELLER. PURCHASER shall be solely responsible for compliance with all environmental laws and regulations pertaining to oil and gas operations conducted on the PROPERTY on and after the Closing Date and any penalties assessed PURCHASER by any governmental entity for operations conducted on and after the Closing Date shall be paid by PURCHASER.

                                   ARTICLE IX


                            MISCELLANEOUS PROVISIONS

Section 9.01.       Further Assurances.

     From time to time, (whether at or after the Closing) and without further consideration, the PARTIES as appropriate, shall execute and deliver or cause to be delivered such further instruments of conveyance, security, assignment and transfer, including but not limited to, assignments, bills of sale, transfer and division orders,mortgages and financing statements and take such other action as may reasonably be requested in order to more effectively or completely convey and secure the Property.

Section 9.02.              Notices.

     All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by certified mail, postage prepaid, addressed to SELLER and to PURCHASER at the addresses set forth above. Any PARTY may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

Section 9.03.              Entire Agreement.

     This instrument states the entire Agreement among the PARTIES hereto with respect to the subject matter hereof and may be supplemented, altered, amended, modified or revoked by writing only, if signed by all of the PARTIES.

Section 9.04.              Headings.

     The title and headings that appear in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

Section 9.05.              Exhibits.

     Wherever a reference to an Exhibit appears in this Agreement, that Exhibit is incorporated by reference as if fully set out herein.

Section 9.06.              Survival.

     The covenants, indemnities, and obligations of the PARTIES shall survive the Closing and not be merged in, impaired, or abrogated by the consummation of such Closing or the delivery of any documents or instruments on such Closing.

Section 9.07.              No Third Party Beneficiaries.

     Nothing in this Agreement shall entitle any party other than PURCHASER and SELLER and their respective successors and assigns to any claim, cause of action, remedy or right of any kind.
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Section 9.08.              Governing Law.

     The law of the State of Texas shall govern this Agreement. The PARTIES agree that any legal action brought by either PARTY to enforce any right or seeking any remedy under this Agreement at law or equity or under any statute shall be exclusively brought in the courts located in Harris County, Texas or in the United States District Court for the Southern District of Texas, as appropriate. The PARTIES agree to waive any claim that personal jurisdiction is improper and agree to stipulate that venue is proper in any of said courts.

Section 9.09.              Partial Invalidity.

     If one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transaction contemplated hereby to be unreasonable.



Section 9.10.              Expense of this Agreement.

     Unless otherwise specified in this Agreement, each PARTY shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel, engineers, and accountants) and shall not be entitled to any reimbursement from the other PARTY hereto unless such costs and expenses result from a material breach of this Agreement by the other PARTY.

                                       14
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Section 9.11.              Signatures.

     The persons signing below, by their execution, represent and warrant that they have full and lawful authority to bind the respective entities on whose behalf they are signing.

Section 9.12.              Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of the PARTIES hereto and their respective successors and assigns.


EXECUTED by the parties hereto and made effective the 31st day of December 1999.

                                                  SELLER
                                                  POZO RESOURCES, INC.

                                                  BY   /signed/
                                                  Steven M. Morris, President



                                                  PURCHASER
                                                  GULFWEST OIL COMPANY

                                                  BY   /signed/
                                                  Marshall A. Smith,
                                                  Chief Executive Officer

                                       15
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